Exhibit 99.1

Drive Shack Inc. Announces First Quarter 2021 Results and
Preferred Stock Dividends for Second Quarter 2021

Reported Total Company Revenue of $61.1 Million, Flat Compared to First Quarter 2020

Operating Loss of $7.9 Million, an Improvement of $7.0 Million, or 47%, Compared to First Quarter 2020

Delivered Positive Adjusted EBITDA of $2.7 Million, an Increase of $7.4 Million Compared to First Quarter 2020

DALLAS, May 7, 2021 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported its financial results for the first quarter ended March 31, 2021.

“2021 is off to a strong start for the year given the performance in both our Drive Shack and American Golf businesses this quarter. We are extremely pleased with our first quarter progress as our results demonstrate impressive momentum in the golf and entertainment sector with nearly a full recovery from the walk-in sales side of our business. Our strong results validate our team’s ability to adapt to the constant changes as well as the wants and needs of our guests,” said Chief Executive Officer and President Hana Khouri. “Total walk-in revenue for the quarter at our Drive Shack venues was 96% of last year’s first quarter levels, the highest we have seen since the onset of the pandemic. We delivered our third consecutive quarter of positive adjusted EBITDA, which increased $7.4 million to $2.7 million this quarter compared to the same quarter last year and continues to be positively impacted by our relentless focus on revenue driving initiatives and continued expense control discipline.”

Khouri continued, “The entire organization remains centered on our 2021 strategic priorities to drive growth and profitability, including the launch and expansion of Puttery. We recently announced our third location in Penn Quarter, Washington DC’s premier entertainment zone, and our plans remain on track to debut our first two Puttery venues in Dallas and Charlotte this summer. We are energized by the robust pipeline of potential sites we are pursuing in multiple key markets and we look forward to sharing future Puttery locations with you as we finalize new leases. We believe 2021 will be an instrumental year for us as we advance our growth priorities throughout the year and beyond.”

Business Update

The Company’s four entertainment Drive Shack golf venues generated total revenue of $8.2 million in the first quarter 2021, a decrease of $1.9 million compared to the first quarter 2020.  The decrease was primarily due to lower event revenue, which declined $1.6 million compared to the same period last year and continued to be impacted by local restrictions on large group gatherings.

The strong momentum and demand for traditional golf continued for American Golf throughout the first quarter of 2021.  New full golf membership sales increased 30% and total rounds increased 29% on American Golf’s five private courses compared to the first quarter 2020. During the same period, green and cart fee revenue increased 46% on American Golf’s 30 public courses compared to the first quarter 2020. Overall, American Golf’s traditional golf business generated total revenue of $52.9 million in the first quarter 2021, which includes $13.8 million of managed course expense reimbursements. American Golf’s total revenue increased $1.9 million compared to the first quarter 2020, primarily due to the increase in green and cart fees and last year’s course closures in mid-March and was partially offset by a decrease in event revenue.

Financial Liquidity Update

As of April 30, 2021, the Company had approximately $81.5 million of unrestricted cash on hand compared to approximately $86 million as of February 28, 2021. The Company continues to maintain strong capital allocation discipline and expense control across the organization.

Financial Results

Three Months Ended March 31, 2021 compared to the Three Months Ended March 31, 2020
($ in thousands, except for per share data) (Unaudited):

	Three Months Ended
	March 31, 2021	March 31, 2020
Total revenues	$61,091	$61,135
Operating Loss	$(7,875)	$(14,843)
Net Loss	$(10,904)	$(17,362)
Net Loss applicable to common stockholders	$(12,299)	$(18,757)
Net Loss applicable to common stock, per share
Basic	$(0.15)	$(0.28)
Diluted	$(0.15)	$(0.28)
Adjusted EBITDA[1]	$2,731	$(4,697)

For the three months ended March 31, 2021, the Company reported an operating loss of ($7.9) million and net loss of ($10.9) million compared to an operating loss of ($14.8) million and a net loss of ($17.4) million in the corresponding period of the prior year.  Adjusted EBITDA was $2.7 million for first quarter 2021, an increase of $7.4 million compared to Adjusted EBITDA of ($4.7) million for first quarter 2020. 1

Preferred Stock Dividends
The Board of Directors of the Company declared dividends on the Company’s preferred stock for the period beginning May 1, 2021 and ending July 31, 2021. The dividends are payable on July 30, 2021, to holders of record of preferred stock on July 1, 2021, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

2021 First Quarter Earnings Conference Call Details
Management will host a live conference call and webcast to discuss the Company’s 2021 first quarter results today starting at 9:00 a.m. Eastern Time.  The webcast will be made available to the public on a listen-only basis, along with the associated slide presentation, on the Company’s investor relations website at https://ir.driveshack.com. The conference call may be accessed by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call and referencing conference ID 2703847.

A telephonic replay of the conference call will also be available approximately two hours following the conclusion of the call through 11:59 P.M. Eastern Time on Friday, May 21, 2021 and may be accessed by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.) and referencing conference ID 2703847.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the expected development schedule and timing of specific milestones for our facilities, including The Puttery and Drive Shack venues, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States ("GAAP") and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Consolidated Balance Sheets
(dollars in thousands, except share data)

	(Unaudited) March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$85,936	$47,786
Restricted cash	2,852	2,252
Accounts receivable, net	5,143	4,446
Real estate securities, available-for-sale	3,271	3,223
Other current assets	17,754	14,410
Total current assets	114,956	72,117
Restricted cash, noncurrent	795	795
Property and equipment, net of accumulated depreciation	167,663	169,425
Operating lease right-of-use assets	195,280	192,828
Intangibles, net of accumulated amortization	14,574	15,124
Other assets	6,593	6,765
Total assets	$499,861	$457,054

Liabilities and Equity
Current liabilities
Obligations under finance leases	$6,180	$6,470
Membership deposit liabilities	14,748	14,692
Accounts payable and accrued expenses	26,308	29,596
Deferred revenue	20,079	23,010
Other current liabilities	27,504	28,217
Total current liabilities	94,819	101,985
Credit facilities and obligations under finance leases - noncurrent	11,653	12,751
Operating lease liabilities - noncurrent	173,528	167,837
Junior subordinated notes payable	51,180	51,182
Membership deposit liabilities, noncurrent	101,853	99,862
Deferred revenue, noncurrent	10,983	9,953
Other liabilities	3,463	3,447
Total liabilities	$447,479	$447,017

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of March 31, 2021 and December 31, 2020	61,583	61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,027,806 and 67,323,592 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	919	673
Additional paid-in capital	3,232,713	3,178,704
Accumulated deficit	(3,244,225)	(3,232,391)
Accumulated other comprehensive income	1,392	1,468
Total equity	$52,382	$10,037

Total liabilities and equity	$499,861	$457,054

Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share data)

	Three Months Ended March 31,
	2021	2020
Revenues
Golf operations	$53,161	$48,625
Sales of food and beverages	7,930	12,510
Total revenues	61,091	61,135
Operating costs
Operating expenses	48,870	54,367
Cost of sales - food and beverages	2,104	3,655
General and administrative expense	7,982	9,818
Depreciation and amortization	6,245	6,794
Pre-opening costs	556	552
Loss on lease terminations and impairment	3,209	792
Total operating costs	68,966	75,978
Operating loss	(7,875)	(14,843)

Other income (expenses)
Interest and investment income	153	130
Interest expense, net	(2,626)	(2,745)
Other income (loss), net	(61)	367
Total other income (expenses)	(2,534)	(2,248)
Loss before income tax	(10,409)	(17,091)
Income tax expense	495	271
Net Loss	(10,904)	(17,362)
Preferred dividends	(1,395)	(1,395)
Net Loss Applicable to Common Stockholders	$(12,299)	$(18,757)

Net Loss Applicable to Common Stock, per share
Basic	$(0.15)	$(0.28)
Diluted	$(0.15)	$(0.28)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	82,558,881	67,069,534
Diluted	82,558,881	67,069,534

Adjusted EBITDA Non-GAAP Reconciliation
(dollars in thousands)

	Three Months Ended March 31,
	2021	2020

Net Loss	$(10,904)	$(17,362)

Income tax expense	495	271
Other (income) loss, net	61	(367)
Net interest expense	2,473	2,615

Operating Loss	$(7,875)	$(14,843)

Depreciation and amortization	6,245	6,794
Loss on lease terminations and impairment	3,209	792
Pre-opening costs	556	552
Other items(1)	596	2,008

Adjusted EBITDA	$2,731	$(4,697)

(1)
For the three months ended March 31, 2021 and 2020, other items include (i) corporate severance of $130 and $693, respectively; (ii) transactional G&A of $196 and $1,178, respectively; and (iii) employee’s stock-based compensation of $270 and $137, respectively.

Investor Relations
Kelley Buchhorn
Head of Investor Relations
ir@driveshack.com
(646) 585-5591